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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                               THE CIT GROUP, INC.
                     (FORMERLY THE CIT GROUP HOLDINGS, INC.)
             (Exact name of registrant as specified in its charter)

   DELAWARE                                                  13-2994534
(State of incorporation                                   (I.R.S. employer
or organization)                                       identification number)

                           1211 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10036
                    (Address of principal executive offices)

        Securities to be registered pursuant to Section 12(b) of the Act:

                  Title of each class        Name of each exchange on which
                  to be so registered        each class is to be registered

              Class A Common Stock             The New York Stock Exchange

             If this form relates to the registration of a class of
         securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

         Securities Act registration statement file number to which this form relates:
                                    333-36435

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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The purpose of this amendment is to amend Exhibit 3.1 hereto.


Item 1.  Description of the Registrant's Securities to be Registered.

      The description of the securities to be registered hereby is incorporated by reference to the description contained in the registrant's Registration Statement on Form S-2 initially filed with the Securities and Exchange Commission (the "Commission") on September 26, 1997 (Registration No. 333-36435) (as amended by Amendment No. 1 thereto filed with the Commission on October 14, 1997, and by Amendment No. 2 thereto filed with the Commission on November 12, 1997, the "Registration Statement"). The description of the securities to be registered hereby contained in any prospectus included in the Registration Statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, will be deemed to be incorporated by reference in this registration statement upon the filing of any such prospectus with the Commission.

Item 2.  Exhibits.

3.1    --Amended and Restated Certificate of Incorporation of the registrant.

3.2*   --Amended and Restated By-Laws of the registrant.

4.1*   --Form of certificate of Class A Common Stock.

4.2 --Form of global note pertaining to $150 million in aggregate principal amount of the 8-3/4% Notes due April 15, 1998 (the "8-3/4% Notes") issued by the registrant and listed on The New York Stock Exchange (the "NYSE") (incorporated herein by reference to Exhibit 1 to the Form 8-A filed by the registrant with the Commission on July 30, 1992).
4.3 --Indenture, dated as of October 24, 1984, between the registrant and Morgan Guaranty Trust Company of New York, as trustee, pertaining to the 8-3/4% Notes (incorporated herein by reference to Exhibit 4.5 to the registrant's registration statement on Form S-3 filed with the Commission on July 24, 1989 (Registration No. 33-30047)).
4.4 --Form of global note pertaining to $200 million in aggregate principal amount of 5-7/8% notes due October 15, 2008 (the "5-7/8% Notes") issued by the registrant and listed on the NYSE (incorporated herein by reference to Exhibit 1 to the Form 8-A filed by the registrant with the Commission on October 21, 1993).
4.5 --Indenture, dated as of July 14, 1989, between the registrant and The First National Bank of Chicago, as trustee, pertaining to the 5-7/8% Notes (incorporated herein by reference to Exhibit 4.8 to the registrant's registration statement on Form S-3 filed with the Commission on July 24, 1989 (Registration No. 33-30047)).
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* Previously filed.


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                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                    THE CIT GROUP, INC.



                                       By: /s/ Ernest D. Stein
                                          ______________________________________
                                          Name:  Ernest D. Stein
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary



Date:  November 12, 1997



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                                  EXHIBIT INDEX


                                                                                    SEQUENTIALLY
  EXHIBIT                                                                              NUMBERED
   NUMBER                          DESCRIPTION                                           PAGES
   ------                          -----------                                           -----
    3.1        --Amended and Restated Certificate of Incorporation of the
                 registrant.

    3.2*       --Amended and Restated By-Laws of the registrant.

    4.1*       --Form of certificate of Class A Common Stock.

    4.2        --Form of global note pertaining to $150 million in aggregate principal amount of the 8-3/4% Notes due April 15, 1998 (the
                 "8-3/4% Notes") issued by the registrant and listed on The New
                 York Stock Exchange (the "NYSE") (incorporated herein by reference to Exhibit 1 to the Form 8-A filed by the registrant with the Commission on July 30, 1992).

    4.3        --Indenture, dated as of October 24, 1984, between the
                 registrant and Morgan Guaranty Trust Company of New York, as trustee, pertaining to the 8-3/4% Notes (incorporated herein by reference to Exhibit 4.5 to the registrant's registration statement on Form S-3 filed with the Commission on July 24, 1989 (Registration No. 33-30047)).

    4.4        --Form of global note pertaining to $200 million in aggregate principal amount of 5-7/8% notes due October 15, 2008 (the
                 "5-7/8% Notes") issued by the registrant and listed on the NYSE
                 (incorporated herein by reference to Exhibit 1 to the Form 8-A filed by the registrant with the Commission on October 21,
                 1993).

    4.5        --Indenture, dated as of July 14, 1989, between the registrant and The First National Bank of Chicago, as trustee, pertaining to the 5-7/8% Notes (incorporated herein by reference to Exhibit 4.8 to the registrant's registration statement on Form
                 S-3 filed with the Commission on July 24, 1989 (Registration
                 No. 33-30047)).

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* Previously filed.